1 EXHIBIT 99.1 NewtekOne, Inc. Announces the Expiration Final Results of Exchange Offer for its Outstanding 5.50% Notes due 2026 for its 8.50% Fixed Rate Senior Notes due 2031 and Waiver of Minimum Exchange Condition BOCA RATON, Fla., Jan. 23, 2026 -- NewtekOne, Inc. (“NewtekOne”) today announced that its previously announced offer to exchange (the “Exchange Offer”) any and all of its 5.50% Notes due 2026 (the “Old Notes”) for its newly issued 8.50% Fixed Rate Senior Notes due 2031 (the “New Notes”) had expired as of 5:00 p.m., Eastern time on January 23, 2026 (the “Expiration Date”). According to the information received from U.S. Bank Trust Company, National Association, the exchange agent for the Exchange Offer, $7,877,200 in aggregate principal amount of outstanding 5.50% Notes due 2026 (the “Old Notes”) representing approximately 8.29% of the $95.0 million outstanding principal amount of the Old Notes, were validly tendered and not validly withdrawn as of the Expiration Date. Further, NewtekOne announced that it has waived the condition that at least ten percent (10%) of the outstanding aggregate principal amount of the Old Notes be validly tendered and not validly withdrawn and that it has accepted for exchange all Old Notes that were validly tendered and not validly withdrawn prior to the Expiration Date. The settlement of the Exchange Offer will occur promptly following the Expiration Date, and is expected to occur on January 28, 2026 (the “Settlement Date”). Upon settlement of the Exchange Offer, holders who validly tendered their Old Notes prior to Expiration Date and did not validly withdraw their tendered Old Notes prior to the Expiration Date shall receive, subject to the terms and conditions of the Exchange Offer, an equal principal amount of New Notes. Following the consummation of the Exchange Offer on the Settlement Date, NewtekOne expects the remaining aggregate principal amount of Old Notes outstanding to be $87,122,800, which remaining aggregate amount of Old Notes will be repaid by NewtekOne on the February 1, 2026 maturity date. Exchange Agent, Information Agent and Dealer Manager U.S. Bank Trust Company, National Association is serving as the Exchange Agent for the Exchange Offer. Alliance Advisors is serving as Information Agent for the Exchange Offer. Lucid Capital Markets, LLC is serving as the Dealer Manager for the Exchange Offer.

2 Important Information This press release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell any Old Notes or New Notes. The Exchange Offer is being made only pursuant to the Exchange Offer prospectus, which is being distributed to holders of the Old Notes and has been filed with the SEC as part of the Company’s Registration Statement on Form S-4 (File No. 333-291615), which was declared effective on November 28, 2025. Copies of the prospectus and the other Exchange Offer documents may be obtained from the Information Agent: Alliance Advisors The Overlook Corporate Center 150 Clove Road Suite 400 Little Falls Township, NJ 07424 Attn: Tyler Herka Telephone: 1-855-206-1406 Email: NEWT@AllianceAdvisors.com About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions

3 Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com